GAIN Capital Reports Fourth Quarter and Full Year 2018 Results
The Company Introduces Long-Term Operating and Financial Targets

BEDMINSTER, N.J., February 28, 2019 /PRNewswire/ -- GAIN Capital Holdings, Inc. ("GAIN") (NYSE: GCAP), a leading global provider of online trading services, announced financial results for the fourth quarter and full year 2018.

Key Full Year 2018 Financial Results (all amounts reflect continuing operations)

•	GAAP net income of $28.0 million, or $0.60 per share, yielding an 8% margin, compared to a net loss of $14.9 million, or $(0.29) per share

•	GAAP net revenue of $358.0 million, up 29% year-over-year

•	Adjusted net income of $29.1 million, or $0.66 per share, compared to a loss of $11.3 million, or $(0.24) per share in 2017

•	Adjusted EBITDA of $86.5 million, compared to $29.7 million in 2017, yielding a 24% adjusted EBITDA margin

Quarterly and Annual Operating Highlights

•	Fourth quarter new direct Retail accounts increased 12% year-over-year, with full year growing 16% over 2017

•	Fourth quarter Retail average daily volume (ADV) increased 10% year-over-year and 24% sequentially

•	Full year 2018 ADV improved 5% year-over-year

•	Futures segment margin almost doubled to 14% in full year 2018 as compared to 8% for full year 2017

•	In November 2018, GAIN completed a "modified Dutch auction" tender offer to purchase $50 million of its shares

A summary of GAIN’s financial highlights is included in the chart below (all amounts are from continuing operations).

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2018	2017	2018	2017
Net Income/(Loss)	$(0.7)	$(6.8)	$28.0	$(14.9)
Adjusted Net Income/(Loss)(1)	$(4.6)	$(4.8)	$29.1	$(11.3)

Net Revenue	$79.9	$62.7	$358.0	$278.2
Class Action Settlement	(5.4)	0.0	(5.4)	0.0
Operating Expenses	(69.3)	(56.8)	(266.1)	(248.5)
Adjusted EBITDA(1)	$5.2	$5.9	$86.5	$29.7

Diluted GAAP EPS	$(0.02)	$(0.16)	$0.60	$(0.29)
Adjusted EPS(1)	$(0.11)	$(0.11)	$0.66	$(0.24)
___________________________________
Note: Dollars in millions, except per share amounts and where noted otherwise. Columns may not add due to rounding.
1See below for reconciliation of non-GAAP financial measures.

“2018 was a solid year for GAIN Capital, with positive results in several key metrics. We delivered year-over-year revenue growth of 29% to $358 million, net income of $28 million on adjusted EBITDA of $87 million. New direct accounts increased 12% year-over-year, while client trading volumes increased 6% year-over-year," commented Glenn Stevens, Chief Executive Officer of GAIN Capital. "In addition, we returned more than $80 million to our investors during the year via buybacks, repurchases and dividends.

“Looking ahead, we are well positioned to drive robust business growth over the next several years. We are embarking on a three-year strategic plan designed to power the next phase of GAIN’s success, which involves leveraging our considerable brand assets, further increasing our investment in marketing and building a best in class client proposition tailored to the needs of experienced traders and retail investors. We will deploy our strong balance sheet and profits to fund these strategic initiatives, while maintaining our focus on operational excellence and cost discipline, to deliver significant revenue growth and improved earnings over the next several years."

Quarterly Operating Metrics

	Q4 18	Q4 17	Year-over-year Change
Retail Segment
OTC Trading Volume (1) (2)	$631.0	$563.1	12.1%
OTC Average Daily Volume	$9.7	$8.8	10.2%
12 Month Trailing Active OTC Accounts (3)	123,171	132,262	(6.9)%
3 Month Trailing Active OTC Accounts (3)	68,696	80,122	(14.3)%

Futures Segment
Number of Futures Contracts	2,109,516	1,623,656	29.9%
Futures Average Daily Contracts	32,961	25,772	27.9%
12 Month Trailing Active Futures Accounts (3)	7,717	7,838	(1.5)%
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All volume figures reported in billions.
1 US dollar equivalent of notional amounts traded.
2 For the quarter, indirect volume represented 24% of total retail OTC trading volume.
3 Accounts that executed a transaction during the relevant period.

Capital Return and Dividend
In the fourth quarter, GAIN focused on returning capital to shareholders through buybacks, the modified Dutch auction, and dividends which amounted to approximately $54.2 million.

For the full year 2018, excluding the modified Dutch auction, GAIN repurchased 1,839,060 shares of stock at an average price of $7.33.

Including the modified Dutch auction, during the full year GAIN repurchased 8,216,611 shares of stock at an average price of $7.73.

For the twelve months ended 2018, GAIN returned a total of $73.8 million to shareholders in the form of share repurchases and dividends.

GAIN's Board of Directors declared a quarterly cash dividend of $0.06 per share of the Company's common stock. The dividend is payable on March 29, 2019 to shareholders of record as of the close of business on March 26, 2019.

2021 Long-Term Operating and Financial Targets
Through the Company's commitment to organic growth initiatives and delivering shareholder value, GAIN is introducing long-term financial targets for 2021. The following expectations assume average long-term RPM of $106.

	FY 2018 Performance	FY 2021 Outlook
Operational
New Direct Accounts	87.6K	38% to 42% growth
Retail Volume	$2.6 trillion	30% to 35% growth
Financial
Revenue	$353 million	$420 to $460 million
Overhead Costs	$190 million	$190 to $200 million
EBITDA Margin	25%	30% to 35%
EPS	$0.66	$2.15 to $2.40

Conference Call
GAIN will host a conference call February 28, 2019 at 4:30 p.m. ET. Participants may access the live call by dialing +1.888.349.0112 (US Domestic), or +1.412.317.6001 (International). Please let the operator know you would like to join the GAIN Capital call.

A live audio webcast of the call, as well as a PDF copy of the earnings presentation, will be available on the Investor Relations section of the GAIN Capital website (http://ir.gaincapital.com).

An audio replay will be made available for one month starting approximately one hour after the call by dialing +1.877.344.7529 from the U.S. or +1.412.317.0088 from abroad, and entering the passcode 10128382#.

For more corporate information or to sign up for alerts, please visit: http://ir.gaincapital.com.

About GAIN
GAIN Capital Holdings, Inc. provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities.  GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com.

Investor Relations Contact
Lauren Tarola, Edelman for GAIN Capital
+1 908.731.0737
ir@gaincapital.com

Media Contact
Nicole Briguet, Edelman for GAIN Capital
+1 212.704.8164
pr@gaincapital.com

Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
REVENUE:
Retail revenue	$61.1	$50.9	$300.2	$231.1
Futures revenue	9.3	8.8	39.7	38.0
Other revenue	5.8	1.4	7.4	4.5
Total non-interest revenue	76.2	61.2	347.3	273.5
Interest revenue	4.3	1.9	12.5	5.6
Interest expense	0.6	0.3	1.9	0.9
Total net interest revenue	3.7	1.6	10.6	4.7
Net revenue	$79.9	$62.7	$358.0	$278.2
EXPENSES:
Employee compensation and benefits	$19.4	$18.3	$89.1	$82.7
Selling and marketing	13.5	8.0	36.5	31.1
Referral fees	10.0	11.0	40.0	53.7
Trading expenses	5.8	4.3	22.9	19.4
General and administrative	16.3	11.2	55.2	43.5
Depreciation and amortization	4.3	4.7	19.7	17.0
Purchased intangible amortization	3.4	3.6	14.2	14.0
Communications and technology	5.6	5.1	22.0	19.2
Bad debt provision	0.8	(0.3)	2.5	(0.2)
Restructuring expenses	0.7	0.0	0.8	0.0
Legal settlement	0.3	0.0	5.3	0.0
Impairment of investment	0.0	0.6	(0.1)	0.6
Total operating expense	80.1	66.5	307.9	281.0
OPERATING PROFIT/(LOSS)	(0.2)	(3.8)	50.0	(2.8)
Interest expense on long term borrowings	3.4	3.5	13.5	11.8
Loss on extinguishment of debt	0.0	0.0	$0.0	4.9
INCOME/(LOSS) BEFORE INCOME TAX (BENEFIT)/EXPENSE	(3.6)	(7.3)	36.5	(19.5)
Income tax expense/(benefit)	(2.9)	(0.7)	8.5	(5.0)
Equity in net loss of affiliate	0.0	(0.2)	0.0	(0.3)
Net income/(loss) from continuing operations	(0.7)	(6.8)	28.0	(14.9)
Income from discontinued operations, including gain on sale of $69,292, net of income tax of $4,756	(1.7)	3.3	65.6	4.3
NET INCOME/(LOSS)	(2.4)	(3.5)	93.6	(10.6)
Net income attributable to non-controlling interest	0.1	0.2	0.7	0.6
NET INCOME/(LOSS) APPLICABLE TO GAIN CAPITAL HOLDINGS, INC.	$(2.5)	$(3.7)	$92.9	$(11.2)
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Note: Dollars in millions, except share, per share data and where noted otherwise. Columns may not add due to rounding.

Condensed Consolidated Balance Sheet
(unaudited)

	December 31,	December 31,
	2018	2017
ASSETS:
Cash and cash equivalents	$278.9	$209.7
Cash and securities held for customers	842.5	978.8
Receivables from brokers	84.3	78.5
Property and equipment, net	30.6	40.7
Intangible assets, net	32.2	62.0
Goodwill	27.8	33.0
Other assets	36.4	45.9
Total assets	$1,332.5	$1,448.6
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Payables to customers	$842.5	$978.8
Payables to brokers	1.6	2.8
Accrued compensation and benefits	11.2	10.1
Accrued expenses and other liabilities	41.6	33.9
Income tax payable	5.8	0.6
Convertible senior notes	132.1	132.2
Total liabilities	$1,034.8	$1,158.5
Redeemable non-controlling interests	$0.0	$4.4
Shareholders’ equity	297.8	285.7
Total liabilities and shareholders’ equity	$1,332.5	$1,448.6
_________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Income Statement of Discontinued Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
REVENUE:
Institutional revenue	$0.0	$6.8	$16.4	$30.1
Total non-interest revenue	0.0	6.8	16.4	30.1
Interest revenue	0.0	0.2	0.1	0.3
Total net interest revenue	0.0	0.2	0.1	0.3
Net revenue	$0.0	$7.0	$16.5	$30.4
EXPENSES:
Employee compensation and benefits	$0.0	$2.5	$6.0	$12.5
Trading expenses	0.0	2.3	5.4	9.6
Other expenses	0.0	1.5	4.0	5.8
Total operating expense	0.0	6.3	15.4	28.0
OPERATING PROFIT/(LOSS)	0.0	0.6	1.1	2.4
Gain/(loss) on sale of discontinued operations	(0.1)	0.0	69.3	0.0
INCOME/(LOSS) BEFORE INCOME TAX EXPENSE/(BENEFIT)	(0.1)	0.6	70.4	2.4
Income tax expense/(benefit)	1.5	(2.7)	4.8	(1.8)
NET INCOME FROM DISCONTINUED OPERATIONS	$(1.7)	$3.3	$65.6	$4.3
_________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Reconciliation of GAAP Net Income to Adjusted Net Income, Adjusted EPS and Adjusted Income Tax
Adjusted net income/(loss) is a non-GAAP financial measure and represents our net income/(loss) excluding certain one-time costs and benefits. Adjusted EPS is calculated using adjusted net income/(loss). These non-GAAP financial measures have certain limitations, including that they do not have standardized meanings and, therefore, our definitions may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of these measures assists investors in evaluating our operating performance. However, because they are not a measure of financial performance or income tax expense calculated in accordance with GAAP, such measures should be considered in addition to, but not as a substitute for, other measures reported in accordance with GAAP.

Net Income/(Loss) to Adjusted Net Income/(Loss) and Adjusted EPS
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net Income/(Loss) from continuing operations	$(0.7)	$(6.8)	$28.0	$(14.9)
Income Tax Expense/(Benefit)	(2.9)	(0.7)	8.5	(5.0)
Equity in Net Loss of Affiliate	0.0	0.2	0.0	0.3
Pre-Tax Income/(Loss)	$(3.6)	$(7.3)	$36.5	$(19.5)
Plus: Adjustments	(2.2)	1.4	2.6	6.4
Adjusted Pre-Tax Income/(Loss)	$(5.8)	$(5.8)	$39.1	$(13.1)
Adjusted Income Tax Expense/(Benefit)(1)	1.4	1.5	(9.3)	2.8
Equity in Net Loss of Affiliate	0.0	(0.2)	0.0	(0.3)
Non-controlling Interest	(0.1)	(0.2)	(0.7)	(0.6)
Adjusted Net Income/(Loss)	$(4.6)	$(4.8)	$29.1	$(11.3)

Adjusted Earnings/(Loss) per Common Share:
Basic	$(0.11)	$(0.11)	$0.67	$(0.24)
Diluted	$(0.11)	$(0.11)	$0.66	$(0.24)

Weighted average common shares outstanding used in computing adjusted earnings/(loss) per common share:
Basic	40,598,334	45,090,984	43,731,881	46,740,097
Diluted	40,598,334	45,090,984	44,189,324	46,740,097
_____________________________
1Adjusted income tax (expense)/benefit reflects the Company’s GAAP income tax (expense)/benefit adjusted for (a) taxable or deductible items affecting income tax (expense)/benefit that are unrelated to pre-tax income in the period and (b) the tax effect of other taxable adjustments made to the Company’s pre-tax income. The tax effect of the adjustments to pre-tax income are calculated using the tax rate applicable for the jurisdiction within which each of the adjustments arose. The Company believes that this non-GAAP financial measure provides investors with a more consistent and stable basis for determining the impact of taxes on the Company’s core continuing operations.

Note: Dollars in millions, except per share data and where noted otherwise. Columns may not add due to rounding.

Adjusted Income Tax (Expense)/ Benefit Reconciliation
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

GAAP pre-tax income/(loss)	$(3.6)	$(7.3)	$36.5	$(19.5)
YTD GAAP Tax Rate	23.3%	25.7%	23.3%	25.7%
Initial adjusted tax (expense)/benefit (1)	0.8	1.9	(8.5)	5.0

Uncertain tax position(2)	0.0	0.0	(0.2)	(4.6)
Tax reform(3)	0.0	0.0	0.0	4.5
One off adjustments(4)	0.5	(0.4)	(0.5)	(2.1)
Adjusted tax (expense)/benefit	1.4	1.5	(9.3)	2.8

Adjusted pre tax income/(loss)	$(5.8)	$(5.8)	$39.1	$(13.1)
Adjusted tax rate(5)	23.1%	25.1%	23.6%	21.2%

1Initial adjusted tax (expense)/benefit calculated as GAAP pre-tax income multiplied by the YTD GAAP Tax Rate
2Represents adjustment caused by a favorable U.S. tax ruling of $(0.2) million in 2018; prior year adjustments for release of interest and penalties associated with deemed dividends based on amended prior year filings and IRS approved change in accounting method of $4.6 million in 2017
3Tax adjustments required under the Tax Cuts and Jobs Act (TCJA)
4Represents adjustments to tax relating to a legal settlement of $0.3 million taxed at 21%, restructuring of $0.7 million taxed at 19%, a PP&E write off of $1.3 million taxed at 19%, fees associated with the share tender of $0.8 million taxed at 21% and a class action settlement of $(5.4) million taxed at 21% during Q4 2018; other corporate expenses of $0.8 million taxed at 35% and an impairment of investment expense of $0.6 million taxed at 19% in Q4 2017; a legal settlement of $5.3 million taxed at 21%, restructuring of $0.7 million taxed at 19%, a PP&E write off of $1.3 million taxed at 19%, fees associated with the share tender of $0.8 million taxed at 21%, a class action settlement of $(5.4) million taxed at 21% and an impairment adjustment of $(0.1) million taxed at 19% during 2018; loss on extinguishment of debt expense of $4.9 million taxed at 35%, other corporate expenses of $0.8 million taxed at 35% and an impairment of investment expense of $0.6 million taxed at 19% in 2017
5Adjusted tax rate calculated as Adjusted tax (expense)/benefit divided by Adjusted pre tax income/(loss)
Note: Dollars in millions, except per share data and where noted otherwise. Columns may not add due to rounding.

Reconciliation of GAAP Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA is a non-GAAP financial measure that represents our earnings/(loss) before interest, taxes, depreciation and amortization, purchased intangible amortization, convertible note interest, contingent provision, non-controlling interest and debt extinguishment. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted EBITDA assists investors in evaluating our operating performance. However, because adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income/(loss).

Reconciliation of GAAP Net Income/(Loss) to Adjusted EBITDA and Adjusted EBITDA Margin
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net Revenue	$79.9	$62.7	$358.0	$278.2
Net Income/(Loss)	(0.7)	(6.8)	28.0	(14.9)
Net Income/(Loss) Margin %	(1)%	(11)%	8%	(5)%

Net Income/(Loss)	$(0.7)	$(6.8)	$28.0	$(14.9)
Depreciation and amortization	4.3	4.7	19.7	17.0
Purchased intangible amortization	3.4	3.6	14.2	14.0
Interest on long term borrowings	3.4	3.5	13.5	11.8
Income tax expense/(benefit)	(2.9)	(0.7)	8.5	(5.0)
Legal settlement	0.3	0.0	5.3	0.0
Restructuring	0.7	0.0	0.8	0.0
Impairment of investment	0.0	0.6	(0.1)	0.6
Equity in net loss of affiliates	0.0	0.2	0.0	0.3
Loss on extinguishment of debt	0.0	0.0	0.0	4.9
Class action settlement	(5.4)	0.0	(5.4)	0.0
PP&E write-off	1.3	0.0	1.3	0.0
Dutch auction fees	0.8	0.0	0.8	0.0
Operational strategy review fees	0.0	0.8	0.0	0.8
Adjusted EBITDA	$5.2	$5.9	$86.5	$29.7
Adjusted EBITDA Margin %(1)	7%	9%	24%	11%
_________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.
1 Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenue.

Reconciliation of 2021 GAAP Net Income Margin to Adjusted EBITDA Margin
(unaudited)

FY 2021 Outlook
Net Income Margin	16% to 20%
Tax	6% to 8%
Interest	2% to 2%
Depreciation and Amortization	5% to 5%
EBITDA Margin	30% to 35%

Segment Information:
ASC 280, Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker, or decision making group, in deciding how to allocate resources and in assessing performance. Reportable segments are defined as an operating segment that either (a) exceeds 10% of revenue, or (b) reported profit or loss in absolute amount exceeds 10% of profit of all operating segments that did not report a loss or (c) exceeds 10% of the combined assets of all operating segments. The Company’s operations relate to global trading services and solutions. Based on the Company’s management strategies, and common production, marketing, development and client coverage teams, the Company has concluded that it operates in two operating segments: Retail Segment and Futures Segment.

Retail

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Trading Revenue	$61.1	$50.9	$300.2	$231.1
Other Retail Revenue	3.8	1.9	10.8	6.3
Total Revenue	64.9	52.8	311.0	237.4

Employee Compensation & Benefits	12.0	11.8	55.4	52.3
Marketing	13.3	7.5	35.4	29.9
Referral Fees	6.9	7.8	26.9	39.7
Other Operating Expenses	19.5	13.7	72.7	58.0
Segment Profit	$13.3	$12.0	$120.5	$57.5
% Margin	20%	23%	39%	24%

_________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Futures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Trading Revenue	$9.3	$8.8	$39.7	$38.0
Other Futures Revenue	1.4	$0.7	$4.3	$2.3
Total Revenue	10.6	$9.5	$44.0	$40.3

Employee Compensation & Benefits	2.1	2.0	9.9	9.4
Marketing	0.2	0.2	0.8	0.8
Referral Fees	3.1	3.2	13.1	14.0
Other Operating Expenses	3.6	3.1	14.0	12.9
Segment Profit	$1.6	$1.1	$6.2	$3.2
% Margin	15%	11%	14%	8%
____________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Corporate and Other

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue/(loss)	$(1.1)	$0.4	$(2.4)	$0.5

Employee Compensation & Benefits	5.3	4.5	23.8	21.0
Marketing	0.1	0.3	0.3	0.4
Other Operating Expenses	3.2	2.7	13.8	10.2
Loss	$(9.7)	$(7.1)	$(40.2)	$(31.1)
____________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Reconciliation of Segment Profit to Income Before Income Tax Expense

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Retail segment	$13.3	$12.0	$120.5	$57.5
Futures segment	1.6	1.1	6.2	3.2
Corporate and other	(9.7)	(7.1)	(40.2)	(31.1)
Segment profit	5.2	5.9	86.5	29.7

Depreciation and amortization	$4.3	$4.7	$19.7	$17.0
Purchased intangible amortization	3.4	3.6	14.2	14.0
Restructuring expenses	0.7	0.0	0.8	0.0
Contingent provision	0.3	0.0	5.3	0.0
Impairment of investment	0.0	0.6	(0.1)	0.6
Class action settlement	(5.4)	0.0	(5.4)	0.0
Dutch auction fees	0.8	0.0	0.8	0.0
PP&E write-off	1.3	0.0	1.3	0.0
Other corporate expenses	0.0	0.8	0.0	0.8
Operating profit/(loss)	$(0.2)	$(3.8)	$50.0	$(2.8)
Interest expense on long term borrowings	3.4	3.5	13.5	11.8
Loss on extinguishment of debt	0.0	0.0	$0.0	$4.9
Income/(Loss) before income tax expense/(benefit)	$(3.6)	$(7.3)	$36.5	$(19.5)
____________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Forward-Looking Statements:
In addition to historical information, this earnings release contains "forward-looking" statements that reflect management's expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN Capital's annual report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission on March 14, 2018, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in GAIN Capital’s systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital’s views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.